UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2023, The Singing Machine Company, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with two purchasers (the “Purchasers”) pursuant to which the Company sold an aggregate of 2,197,802 shares (the “Shares”) of its common stock at a price of $0.91 per share, representing a 3% premium to the closing price of the Company’s common stock on November 17, 2023 (the “Offering”). One of the Purchasers, Regalia Ventures LLC, is an entity wholly owned by Jay Foreman, one of the Company’s directors. Mathieu Peloquin, one of the Company’s directors is an officer of the other Purchaser, Stingray Group, Inc. Stingray is a shareholder of the Company and an entity with which the Company does business through a music subscription sharing agreement.

The Offering closed on November 21, 2023 (the “Closing Date”). The gross proceeds to the Company from the Offering are approximately $2 million.

Pursuant to the Purchase Agreement, during the six (6) months period after the Closing Date, the Purchaser may make a written request for registration under the Securities Act of all or any portion of the Shares purchased (the “Registrable Shares”) pursuant to a registration statement registering the resale from time to time of the Registrable Shares held by the Purchaser. In addition, pursuant to the Purchase Agreement, the Company shall take action to, at a minimum, nominate each of the purchasers or its designee to serve on the Company’s board of directors so long as the Purchasers own 5% of the Company’s common stock.

Upon consummation of the Offering, the Company has 6,418,061 shares of common stock issued and outstanding.

In connection with the Offering, the Company relied upon an exemption from registration provided under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, for transactions not involving a public offering.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as an exhibit to this report.

Item 1.02 Termination of a Material Definitive Agreement.

On November 17, 2023 (the “Termination Date”), the Company terminated the Credit and Security Agreement with Fifth Third Bank, National Association, dated October 14, 2022 (the “Credit Agreement”). As of the Termination Date, the outstanding balance, accrued interest and related fees of approximately $16,662.61, representing all obligations of the Company under the Credit Agreement, was repaid.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this report are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated November 20, 2023
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer